Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2016, in Amendment No. 2 to the Registration Statement (Form F-4 No. 333-210261) and related Prospectus of Fortis Inc. (the “Company”) and Proxy Statement of ITC Holdings Corp. for the registration of 117,000,000 shares of the Company’s common shares.

/s/ Ernst & Young LLP

St. John’s, Canada

May 9, 2016